UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2013

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 16, 2013, AstraZeneca filed a New Drug Application (“NDA”) with the United States Food and Drug Administration (“FDA”) for naloxegol. Under the terms of the License Agreement, dated September 20, 2009, as amended, between AstraZeneca and Nektar Therapeutics (“Nektar”), AstraZeneca is obligated to pay Nektar a $70 million milestone payment within 5 business days of acceptance of the NDA by the FDA. The FDA typically makes its acceptance determinations regarding NDAs within 60 days after filing, although the outcome and exact timing of such acceptance determination remains subject to the discretion of the FDA.

For information regarding important risks and uncertainties associated with the above forward-looking statement regarding Nektar’s potential receipt of a regulatory milestone and the outcome and timing of the NDA acceptance determination by the FDA for naloxegol, please refer to the risk factor section of Nektar’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2013. Actual results could differ materially from this forward-looking statement and Nektar undertakes no obligation to update the forward-looking statement, whether as a result of new information, future events or otherwise.

The information in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

SIGNATURES

Pursuant to the requirement of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date:	September 16, 2013